SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a party other than the Registrant |_|

Check the appropriate box:
|_| Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as Permitted by Rule
    14a-6(e)(2))
|_| Definitive Proxy Statement
|X| Definitive Additional Materials
|_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            New Frontier Media, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|    No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1)    Title of each class of securities to which transaction applies:

                ----------------------------------------------------------------
         (2)    Aggregate number of securities to which transaction applies:

                ----------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                ----------------------------------------------------------------
         (4)    Proposed maximum aggregate value of transaction:

                ----------------------------------------------------------------
         (5)    Total fee paid:

                ----------------------------------------------------------------

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)    Amount Previously Paid:

                ----------------------------------------------------------------
         (2)    Form, Schedule or Registration Statement No.:

                ----------------------------------------------------------------
         (3)    Filing Party:

                ----------------------------------------------------------------
         (4)    Date Filed:

                ----------------------------------------------------------------

TUESDAY JUNE 18, 9:43 AM EASTERN TIME

Press Release

New Frontier Media Announces Fiscal Year 2002 Year End Results

BOULDER, Colo., June 18 /PRNewswire-FirstCall/ -- New Frontier Media, Inc. (Nasdaq: NOOF - News), a leader in the electronic distribution of adult entertainment, announced its results for the year ending March 31, 2002. The Company reported fiscal 2002 net revenue of $52.4 million, or an 11% decrease over fiscal 2001 net revenue of $58.6 million. Fiscal 2002 adjusted EBITDA (earnings before interest, taxes, depreciation, and amortization) for the Company and its subsidiaries, before restructuring charges of $3.2 million related to the Company's Internet Group, was reported as $8.3 million, or a 24% increase over fiscal 2001 EBITDA of $6.7 million.

The Company's Subscription/PPV TV Group reported net revenue of $29.1 million for the fiscal year ended March 31, 2002, or a 19% increase over fiscal year 2001 net revenue of $24.5 million, and EBITDA of $8.5 million, or a 57% increase over fiscal year 2001 EBITDA of $5.4 million. The Subscription/PPV TV Group's EBITDA margin increased from 22% of revenue to 29% of revenue for the 2002 fiscal year as a result of broader distribution of its Pay TV networks.

The Company's Internet Group reported net revenue of $23.2 million for the fiscal year ended March 31, 2002, or a 32% decrease over fiscal 2001 net revenue of $34 million, and EBITDA of $5.5 million prior to restructuring costs, or a 21% decrease from $7.0 million for fiscal year 2001. The Internet Group's EBITDA margin increased from 21% of revenue to 24% of revenue for the 2002 fiscal year as a result of the elimination of unprofitable traffic acquisition expenditures and a reduction in overhead related to the Sherman Oaks, California office.

The Company reported a net loss for the fiscal year ended March 31, 2002 of $0.6 million, which included the following non-recurring items: a) a $3.2 million restructuring charge related to the consolidation of the majority of the Internet Group's operations to the Company's Boulder, Colorado location; b) $1.7 million of income related to the reversal of the Company's litigation reserve; and c) $0.3 million of income related to the release of the Company from a previous service obligation. In comparison, for the fiscal year ended March 31, 2001, the Company reported net income of $3.3 million, which included a $4.1 million tax benefit from historical losses, a $2 million charge against income for the establishment of a litigation reserve, and an investment write-down of $0.5 million. Earnings/(loss) per share was reported as a loss of $0.03 per basic and fully diluted share for the year ended March 31, 2002, as compared to $0.16 per basic share and $0.14 per fully diluted share for the year ended March 31, 2001.

"New Frontier Media continues to show strong financial results from its core Pay TV business. In particular, management is pleased with its year-over-year EBITDA growth of 57%," stated Mark Kreloff, Chairman and Chief Executive Officer of New Frontier Media.

"The softness in our Internet business is related to the following four areas:
1) the cost of webmaster-sourced traffic rising to a level that resulted in a negative gross margin; 2) randomly typed adult vanity domain words no longer defaulting to the "dot com" extension, resulting in significantly lower traffic to our sites; 3) the proliferation of free content now available through file sharing services; and 4) the aggressive efforts of competitors showing adult content before an age-verifying credit card transaction and the proliferation of hidden and multiple charges without consumers' knowledge or consent. Our new Internet Group management, headed up by Ken Boenish, is focused on developing revenue strategies that are: 1) profitable; 2) sustainable; 3) consumer focused (content and pricing); 4) not solely dependent on third-party webmaster traffic purchases; and 5) economically viable from the first day of implementation," continued Mr. Kreloff.

"The final step in our year long Internet Group restructuring plan is to co-locate our data center function in a Colorado facility. We expect this move to result in substantial cost savings in terms of bandwidth, engineering and equipment. In addition, management believes that greater operating efficiencies can be achieved by locating this facility closer to our now consolidated Pay TV and Internet operations," concluded Mr. Kreloff.

Future Outlook

The Company is providing guidance of $43 - 50 million in revenue and $5.5 - 10.0 million of EBITDA for the fiscal year ended March 31, 2003. This guidance does not give effect to an expected restructuring charge of $4.0 - 4.5 million anticipated during the first quarter ended June 30, 2002 for the closure of the Company's data center in Sherman Oaks, California.

The large variance in revenue and EBITDA guidance is due to pending transactions that may result in further consolidation of the cable and satellite distribution industries, and additional revenue and EBITDA for the Company.

     Consolidated Operating Results
     (in 000's except per share amounts)
                                                 Twelve Months Ended
                                                        March 31
                                                   2002             2001
     Net Revenue                               $ 52,435         $ 58,638
     Cost of Sales                               25,634           29.589
     Gross Profit                                26,801           29,049

     Operating Expenses                          27,429           26,506

     Other Income/(Expense)                         372          (3,474)

     Income (Loss) from Continuing Operations     (256)            (931)
     Minority Interest                            (171)              115
     Income Tax (Expense)/Benefit                 (155)            4,140
     Net Income (Loss)                            (582)            3,324
     Basic Earnings per Share                    ($0.03)           $0.16
     Diluted Earnings per Share                  ($0.03)           $0.14
     Weighted Average Shares Outstanding         21,128           23,063


The Condensed Statement of Operations should be read in conjunction with the Company's Form 10-K that will be filed with the Securities and Exchange Commission. To obtain a copy, please contact New Frontier Media, Inc.

New Frontier Media will be conducting its conference call and webcast to discuss earnings today at 2:15 p.m. Mountain Time. The participant phone number for the conference call is (800)-240-4186. To participate in the webcast please log on to www.noof.com and click on Shareholder Info and then Webcasts and Events. A replay of the conference call will be available for seven days after 5:15 p.m. Mountain Time on June 18th at (800)-405-2236, access code 477962. The replay will also be archived on the Corporate web site at www.noof.com .

This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements are based on current expectations, estimates and projections made by management. The Company intends for the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements. All statements related to developing Internet revenue strategies that are: profitable, sustainable, consumer focused, not dependent solely on webmaster traffic purchases and economically viable from the first day of implementation; expected bandwidth, engineering and equipment cost savings from moving our data center operations to a co-location facility in Colorado; and achieving greater operating efficiencies by locating the data center facility closer to our consolidated Pay TV and Internet operations and the outcome of any contingencies are forward-looking statements. Words such as "anticipates", "expects", "intends", "plans", "believes", "seeks", "estimates", or variations of such words are intended to identify such forward-looking statements. All forward-looking statements made in this press release are made as of the date hereof, and the Company assumes no obligation to update the forward-looking statements included in this news release whether as a result of new information, future events, or otherwise. These forward- looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements. Please refer to the Company's Form 10-K and other filings with the SEC for additional information regarding risks and uncertainties, including, but not limited to, the risk factors listed from time to time in such SEC reports. Copies of these filings are available through the SEC's electronic data gathering analysis and retrieval system (EDGAR) at www.sec.gov .

ABOUT NEW FRONTIER MEDIA, INC.

New Frontier Media, Inc. is a leader in the distribution of adult entertainment content via electronic platforms. The Company delivers the most extensive lineup of quality programming over the broadest range of electronic means including cable, satellite, Internet, Broadband and video-on-demand.

The Erotic Networks(TM), the umbrella brand for the Company's subscription and pay television subsidiary, provides pay-per-view and subscription TV networks to over 28.5 million cable, DBS (direct broadcast satellite) and C-band households throughout North America. The Erotic Networks(TM) include Pleasure(TM), TeN(TM), ETC (Erotic Television Clips)(TM), Extasy(TM), True Blue(TM) and X-Cubed(TM). These networks represent the widest variety of editing standards available and are programmed without duplication to offer the most extensive selection of adult network programming under a single corporate umbrella.

For more information contact Karyn Miller at (303) 444-0900, extension 102, and please visit our web site at www.noof.com .

FRIDAY JUNE 14, 8:41 AM EASTERN TIME

Press Release

Boulder Court Rejects Bonn Attempt to Order a Special Meeting of Shareholders Over the July 4th Weekend; Company Cites Obvious Attempt by Bonn To Disenfranchise the Majority of the Company's Shareholders

BOULDER, Colo., June 14 /PRNewswire-FirstCall/ -- NEW FRONTIER MEDIA, INC., (Nasdaq: NOOF - News) reported today that the District Court in Boulder, Colorado had rejected Edward Bonn's motion for a preliminary injunction to order the Company to hold a Special Meeting of its Shareholders on Friday, July 5th. Instead the District Court ordered that the Company hold its Annual Meeting on August 20th, with a record date of July 9th, all as previously announced and scheduled by the Company.

In its court papers, the Company argued that Mr. Bonn's attempt to set a meeting date for the Friday after July 4th was an obvious and transparent attempt to disenfranchise the voting rights of a majority of the Company's shareholders because the meeting date would not give those shareholders holding their shares in brokerage accounts (i.e., in street name) enough time to be able to vote at and participate in the meeting. A July 5th meeting date would also force out-of-town shareholders to choose between attending the meeting or giving up their July 4th holiday.

Moreover, Mr. Bonn failed to give any compelling reason for holding a Special Meeting to elect directors only a few weeks before the Annual Meeting of Shareholders on August 20th at which all directors must stand for election.

"We filed our preliminary proxy statement with the Securities and Exchange Commission today and look forward to letting the shareholders decide on August 20th whether they want to support the achievements of current management in the Pay TV arena, most notably extending our reach to over 28 million addressable households, or to support the legacy of a failed Internet strategy," said Mark Kreloff, Chairman and Chief Executive Officer of New Frontier Media, Inc.

This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements are based on current expectations, estimates and projections made by management. The Company intends for the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements. All forward-looking statements made in this press release are made as of the date hereof, and the Company assumes no obligation to update the forward-looking statements included in this news release whether as a result of new information, future events, or otherwise. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements. Please refer to the Company's Form 10-K and other filings with the SEC for additional information regarding risks and uncertainties, including, but not limited to, the risk factors listed from time to time in such SEC reports. Copies of these filings are available through the SEC's electronic data gathering analysis and retrieval system (EDGAR) at www.sec.gov .

ABOUT NEW FRONTIER MEDIA, INC.

New Frontier Media, Inc. is a leader in the distribution of adult entertainment content via electronic platforms. The Company delivers the most extensive lineup of quality programming over the broadest range of electronic means including cable, satellite, Internet, Broadband and video-on-demand.

The Erotic Networks(TM), the umbrella brand for the Company's subscription and pay television subsidiary, provides pay-per-view and subscription TV networks to over 28.5 million cable, DBS (direct broadcast satellite) and C-band households throughout North America. The Erotic Networks(TM) include Pleasure(TM), TeN(TM), ETC (Erotic Television Clips)(TM), Extasy(TM), True Blue(TM) and X-Cubed(TM). These networks represent the widest variety of editing standards available and are programmed without duplication to offer the most extensive selection of adult network programming under a single corporate umbrella.

Interactive Gallery, Inc. ("IGallery"), the Company's Internet subsidiary, operates in the adult Internet market serving both the consumer and webmaster markets. IGallery designs and manages membership-based web sites for the consumer market. In addition, IGallery offers products and services to the webmaster market.

For more information contact Mark Kreloff at (303) 444-0900, extension 105, and please visit our web site at www.noof.com .

FRIDAY JUNE 14, 8:42 AM EASTERN TIME

Press Release

Bonn and Weber Go to Court To Stop New Frontier Media, Inc. From Donating Old Computers to Charity; Court Permits Old Computers to be Reformatted As Long As Back-ups Are Made

BOULDER, Colo., June 14 /PRNewswire-FirstCall/ -- New Frontier Media, Inc., (Nasdaq: NOOF - News) reported today that Messrs. Bonn and Weber had gone to court to stop the Company from donating two-dozen Pentium 1 computers to charity. The computers were unused and in storage for approximately two years and were about to be given to needy families who could not afford to purchase a computer. The decision to donate the computers to charity was made prior to the filing of the Company's lawsuit against Bonn and Weber for fraud and self-dealing.

Bonn and Weber alleged, without foundation, that the computers may contain "important evidence" relating to the Company's lawsuit against them for fraud and self-dealing, even though they knew that Mr. Weber himself had implemented the Company's current back-up procedures for these computers. The Court declined to issue an order preventing the computers from being reformatted so that the computers could be donated to charity. The Court, instead, permitted the reformatting as long as a mirror image back up of the information on the computers was made.

"To stop the Company from donating computers to charity that have not been used in years on the unsupported pre-text that they may contain important evidence regarding Bonn and Weber's fraud and self-dealing is not only a cheap shot against the Company, but a revealing example of the depths Bonn and Weber will go to advance their agenda to take control of the Internet division, which they grossly mismanaged in the first place," stated Mark Kreloff, Chairman and Chief Executive Officer of New Frontier Media, Inc.

This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements are based on current expectations, estimates and projections made by management. The Company intends for the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements. All forward-looking statements made in this press release are made as of the date hereof, and the Company assumes no obligation to update the forward-looking statements included in this news release whether as a result of new information, future events, or otherwise. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements. Please refer to the Company's Form 10-K and other filings with the SEC for additional information regarding risks and uncertainties, including, but not limited to, the risk factors listed from time to time in such SEC reports. Copies of these filings are available through the SEC's electronic data gathering analysis and retrieval system (EDGAR) at www.sec.gov .

ABOUT NEW FRONTIER MEDIA, INC.

New Frontier Media, Inc. is a leader in the distribution of adult entertainment content via electronic platforms. The Company delivers the most extensive lineup of quality programming over the broadest range of electronic means including cable, satellite, Internet, Broadband and video-on-demand.

The Erotic Networks(TM), the umbrella brand for the Company's subscription and pay television subsidiary, provides pay-per-view and subscription TV networks to over 28.5 million cable, DBS (direct broadcast satellite) and C-band households throughout North America. The Erotic Networks(TM) include Pleasure(TM), TeN(TM), ETC (Erotic Television Clips)(TM), Extasy(TM), True Blue(TM) and X-Cubed(TM). These networks represent the widest variety of editing standards available and are programmed without duplication to offer the most extensive selection of adult network programming under a single corporate umbrella.

Interactive Gallery, Inc. ("IGallery"), the Company's Internet subsidiary, operates in the adult Internet market serving both the consumer and webmaster markets. IGallery designs and manages membership-based web sites for the consumer market. In addition, IGallery offers products and services to the webmaster market.

For more information contact Karyn Miller at (303) 444-0900, extension 102, and please visit our web site at www.noof.com .

FRIDAY JUNE 14, 12:05 PM EASTERN TIME

Press Release

New Frontier Media, Inc. Announces the Nomination of Two New Board Members

BOULDER, Colo., June 14 /PRNewswire-FirstCall/ -- New Frontier Media, Inc. (Nasdaq: NOOF - News), a leader in the electronic distribution of adult entertainment, announced the nomination of two new board members to its slate of directors to be presented for a vote by the shareholders at its annual shareholder meeting to be held on August 20, 2002. Upon the recommendation of its Nominating Committee, New Frontier Media has chosen Dr. Skender Fani and Ms. Melissa Hubbard to join its slate of directors.

Dr. Fani is a leading European-based sports and entertainment attorney, representing many of Europe's top athletes and entertainers for over 20 years. In addition, he is a consultant to several major media and television companies in Europe. Dr. Fani is also the personal advisor to several international soccer teams and their owners, including teams such as FC Barcelona, Juventus Torino, Dynamo Kiev, and MAGNA Austria.

Dr. Fani is currently the Chairman of the Board of Otis Elevator -- Austria as well as a member of the Board of Directors of M.I. Drilling Fluids -- Europe, formerly Dresser Industries, and Consulier Engineering, Inc., a Florida based Nasdaq company. He is also on the Board of several diversified entertainment companies based in Europe.

Ms. Hubbard was previously senior vice president and general counsel, as well as an advisor to the Executive Committee, of Daniels & Associates, L.P. ("Daniels") in Denver, Colorado. Daniels is a leader in financial services to the media, Internet and telecommunications industries worldwide, and is a major force in the U.S. mergers and acquisitions market with more than $95 billion in total transactions.

As senior vice president and general counsel to Daniels, Ms. Hubbard was responsible for managing the company's legal affairs, providing legal counsel, and maintaining policies and practices to ensure compliance with federal and state laws. Ms. Hubbard's expertise includes telecommunications, securities, mergers and acquisitions, franchise licensing, venture capital financing and arbitration, as well as corporate, partnership and non-profit law.

Prior to joining Daniels in 1992, Ms. Hubbard was a partner at Holland & Hart, Denver's largest full-service law firm. Before joining Holland & Hart in 1982, she worked in the Office of General Counsel in Washington, D.C. for the American Petroleum Institute.

"Dr. Fani brings a wealth of international experience to New Frontier Media that will play an important role in our efforts to secure cross-border distribution from European media companies," said Mark Kreloff, Chairman and Chief Executive Officer of New Frontier Media, Inc.

"Ms. Hubbard's extensive M&A and securities law expertise, as well as her strong cable, Internet, and entertainment industry experience, will be a tremendous asset to our Board of Directors," continued Mr. Kreloff.

"Dr. Fani's broad-based experience in the media and entertainment industries in Europe should provide valuable assistance to the Company as it evaluates strategic partnership arrangements and other growth opportunities in the European market. Additionally, Ms. Hubbard's knowledge of the broadcast, Internet, and cable industries, as well as her experience with mergers and acquisitions, should serve the Company well as it pursues its business plan in its core growth areas. I look forward to working with both Dr. Fani and Ms. Hubbard," stated Mr. Alan Isaacman, a current member of the Company's board of directors.

This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements are based on current expectations, estimates and projections made by management. The Company intends for the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements. All statements related to Ms. Hubbard being a tremendous asset to our Board and Dr. Fani's experience playing an important role in our efforts to secure distribution from European media companies and the outcome of any contingencies are forward looking statements. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," or variations of such words are intended to identify such forward-looking statements. All forward-looking statements made in this press release are made as of the date hereof, and the Company assumes no obligation to update the forward-looking statements included in this news release whether as a result of new information, future events, or otherwise. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements. Please refer to the Company's Form 10-K and other filings with the SEC for additional information regarding risks and uncertainties, including, but not limited to, the risk factors listed from time to time in such SEC reports. Copies of these filings are available through the SEC's electronic data gathering analysis and retrieval system (EDGAR) at www.sec.gov .

ABOUT NEW FRONTIER MEDIA, INC.

New Frontier Media, Inc. is a leader in the distribution of adult entertainment content via electronic platforms. The Company delivers the most extensive lineup of quality programming over the broadest range of electronic means including cable, satellite, Internet, Broadband and video-on-demand.

The Erotic Networks(TM), the umbrella brand for the Company's subscription and pay television subsidiary, provides pay-per-view and subscription TV networks to over 28.5 million cable, DBS (direct broadcast satellite) and C-band households throughout North America. The Erotic Networks(TM) include Pleasure(TM), TeN(TM), ETC (Erotic Television Clips)(TM), Extasy(TM), True Blue(TM) and X-Cubed(TM). These networks represent the widest variety of editing standards available and are programmed without duplication to offer the most extensive selection of adult network programming under a single corporate umbrella.

For more information contact Mark Kreloff at (303) 444-0900, extension 105, and please visit our web site at www.noof.com .

TUESDAY MAY 28, 1:49 PM EASTERN TIME

Press Release

New Frontier Media, Inc. Files Lawsuit Against Directors Bonn and Weber Alleging Fraud and Breaches of Fiduciary Duty; Uncovers Similar Lawsuit From Bonn's Previous Public Company Experience

BOULDER, Colo., May 28 /PRNewswire-FirstCall/ -- New Frontier Media, Inc., (Nasdaq: NOOF - News) reported today that upon the recommendation of its Special Committee, it has filed a Civil Complaint consisting of 13 separate causes of action in the California Superior Court for Los Angeles County against: (i) directors and former officers Edward J. Bonn and Bradley A. Weber; (ii) Jerry D. Howard, the former Chief Financial Officer of its subsidiaries Interactive Gallery, Inc. ("IGI"), Interactive Telecom Network, Inc. ("ITN") and Card Transactions, Inc. ("CTI"); and (iii) Response Telemedia, Inc., a California corporation owned by Mr. Bonn.

The Complaint's allegations arise, in part, out of the Company's purchase of 100 percent of the issued and outstanding shares of IGI and ITN and 90 percent of the issued and outstanding shares of CTI from the individual defendants on October 27, 1999. The Complaint alleges that, from early 1999 to the date of the closing, the defendants knowingly made material misrepresentations or omissions regarding IGI's business and financial results and prospects for the purpose of inducing the Company to purchase the defendants' stock holdings of IGI, ITN and CTI.

The Complaint also alleges that, subsequent to the Company's purchase of IGI, ITN and CTI, Messrs. Bonn, Weber and Howard (as directors and/or officers) each breached their fiduciary duties owed to the Company and its subsidiaries. Such allegations arise out of the individual defendants' gross mismanagement of IGI, ITN and CTI and their concealment of marketing, operational and financial information that would have allowed the Company to discover their actions. Such allegations also arise out of self-dealing transactions that benefited, among others, Mr. Bonn's company RTI.

The Complaint seeks rescission of the purchase of the IGallery Companies as well as monetary damages in an amount to be proven at trial.

The Complaint also reveals that Mr. Bonn had a similar lawsuit filed against him relating to his sale of a small private company to a public company, Independent Telecom Group Inc. ("ITG"), and his subsequent alleged breach of his fiduciary duty as an officer and director of that company. In the prior lawsuit against Mr. Bonn, it was alleged that he benefited himself through fraud and self-dealing. According to the ITG Complaint, Mr. Bonn: (i) misrepresented the value of the business he sold to ITG; (ii) misrepresented the operating results of the business after he sold it to ITG so as to cause unlawful payments to himself and his affiliates under a promissory note; and (iii) caused the business sold to ITG to pay expenses after the sale that were personal obligations of Mr. Bonn's affiliates.

According to a Form 10-QSB Report filed by ITG, after Mr. Bonn sold his phone sex business to ITG, ITG experienced such dramatic declines that it was required under generally accepted accounting principles to effect a 100% write-off of the goodwill and a 50% write-off of the asset values.

Mark Kreloff, Chairman and Chief Executive Officer of the Company, stated that "Mr. Bonn's sudden rush to replace the Company's Board of Directors with his own nominees is a transparent and obvious attempt by him to cover up his questionable past dealings. With today's filing of 13 separate causes of action, Mr. Bonn will now have to answer to shareholders about his prior activities."

The Company also reported that it had amended its Rights Agreement to delay the effectiveness of its Distribution Date until 30 days from May 26, 2002 to preserve the Company's options under its Rights Agreement in the event it is determined that the Company's poison pill has been triggered by the actions of Messrs. Bonn and Bradley Weber.

This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements are based on current expectations, estimates and projections made by management. The Company intends for the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements. All forward-looking statements made in this press release are made as of the date hereof, and the Company assumes no obligation to update the forward-looking statements included in this news release whether as a result of new information, future events, or otherwise. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements. Please refer to the Company's Form 10-K and other filings with the SEC for additional information regarding risks and uncertainties, including, but not limited to, the risk factors listed from time to time in such SEC reports. Copies of these filings are available through the SEC's electronic data gathering analysis and retrieval system (EDGAR) at www.sec.gov .

ABOUT NEW FRONTIER MEDIA, INC.

New Frontier Media, Inc. is a leader in the distribution of adult entertainment content via electronic platforms. The Company delivers the most extensive lineup of quality programming over the broadest range of electronic means including cable, satellite, Internet, Broadband and video-on-demand. The Erotic Networks(TM), the umbrella brand for the Company's subscription and pay television subsidiary, provides pay-per-view and subscription TV networks to over 27 million cable, DBS (direct broadcast satellite) and C-band households throughout North America. The Erotic Networks(TM) include Pleasure(TM), TeN(TM), ETC (Erotic Television Clips)(TM), Extasy(TM), True Blue(TM) and X-Cubed(TM). These networks represent the widest variety of editing standards available and are programmed without duplication to offer the most extensive selection of adult network programming under a single corporate umbrella. IGallery, the Company's Internet subsidiary, operates in the adult Internet market serving both the consumer and webmaster markets. IGallery designs and manages membership-based web sites for the consumer market. In addition, IGallery offers products and services to the webmaster market.

For more information contact Peter Shankman at (303)444-0900 ext. 330 and please visit our web site at www.noof.com .

MONDAY APRIL 29, 9:46 AM EASTERN TIME

Press Release

New Frontier Media, Inc. Announces Annual Meeting of Its Shareholders And Amendment to Rights Agreement to Delay Distribution Date

BOULDER, Colo., April 29 /PRNewswire-FirstCall/ -- NEW FRONTIER MEDIA, INC. (Nasdaq: NOOF - news) reported today that its Annual Meeting of Shareholders will be held on August 20, 2002 this year and that the record date for the Annual Meeting will be July 9, 2002. Although the Company has traditionally held its Annual Meeting of Shareholders in September of each year, in order to accommodate Mr. Edward Bonn's recent request to have the Company's shareholders vote at a Special Meeting, the motions that Mr. Bonn requested be considered at the Special Meeting will be considered at the Annual Meeting to the extent appropriate.

The Company also reported that it had amended its Rights Agreement to delay the effectiveness of its Distribution Date until 30 days from April 26, 2002 to preserve the Company's options under its Rights Agreement in the event it is determined that the Company's poison pill has been triggered by the actions of Messrs. Bonn and Bradley Weber.

This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements are based on current expectations, estimates and projections made by management. The Company intends for the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates", or variations of such words are intended to identify such forward-looking statements. All forward-looking statements made in this press release are made as of the date hereof, and the Company assumes no obligation to update the forward-looking statements included in this news release whether as a result of new information, future events, or otherwise. The forward- looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements. Please refer to the Company's Form 10-K and other filings with the SEC for additional information regarding risks and uncertainties, including, but not limited to, the risk factors listed from time to time in such SEC reports. Copies of these filings are available through the SEC's electronic data gathering analysis and retrieval system (EDGAR) at www.sec.gov.

ABOUT NEW FRONTIER MEDIA, INC.

New Frontier Media, Inc. is the fastest growing distributor of Adult Entertainment today. The Company delivers the most extensive lineup of quality programming over the broadest range of electronic means including cable, satellite, Internet, Broadband and video-on-demand.

The Erotic Networks(TM), the umbrella brand for the Company's subscription and pay television subsidiary, provides pay-per-view and subscription TV networks to over 26 million cable, DBS (direct broadcast satellite) and C-band households throughout North America. The Erotic Networks(TM) include Pleasure(TM), TeN(TM), ETC (Erotic Television Clips)(TM), Extasy(TM), True Blue(TM) and X-Cubed(TM). These networks represent the widest variety of editing standards available and are programmed without duplication to offer the most extensive selection of adult network programming under a single corporate umbrella.

IGallery, the Company's Internet subsidiary, is a leader in the adult Internet market serving both the consumer and webmaster markets. IGallery designs and manages its own membership-based web sites for the consumer market. In addition, IGallery offers a wide range of products and services to the webmaster market. IGallery's own Internet network infrastructure enables the delivery of live and on-demand video events to millions of Internet users.

For more information contact Karyn Miller, Chief Financial Officer, at (303) 444-0900, extension 102, and please visit our web site at www.noof.com.

Wednesday April 3, 8:35 am Eastern Time

Press Release

New Frontier Media, Inc. Responds to the Request for a Special Meeting of its Shareholders

BOULDER, Colo., April 3 /PRNewswire-FirstCall/ -- New Frontier Media, Inc., (Nasdaq: NOOF - news) reported today that Edward Bonn, a director of the Company, has made a public announcement that he intends to call a special meeting of the Company's shareholders. The stated purpose of the meeting is to replace the Board of Directors and to rescind the Company's Rights Plan, also known as a poison pill, that was adopted this past November. Mr. Bonn and Director Bradley A. Weber previously attempted on March 20, 2002 to remove Chief Executive Officer Mark Kreloff as CEO and to appoint a special committee headed by Mr. Bonn to operate the Company while a search was conducted for a new CEO. The Company's Board of Directors rejected Messrs. Bonn's and Weber's proposal and instead established an Independent Special Committee of the Board to investigate, among other things, the activities of Messrs. Bonn and Weber relating to their prior management of Interactive Gallery, Inc., the Company's Internet subsidiary, and whether, by their actions, they have triggered the Company's poison pill.

The Independent Special Committee consists of Executive Vice President and Board member Michael Weiner, and Board members Koung Wong and Hiram J. Woo. The Independent Special Committee has retained one of the world's leading experts on matters of directors' responsibilities and corporate governance -- Mr. Dennis Block of the law firm Cadwalader, Wickersham & Taft.

Mark Kreloff, Chairman and Chief Executive Officer of the Company, stated "Since the Board of Directors has refused to turn the Company over to Mr. Bonn, Mr. Bonn has decided to call a special meeting to deflect the Independent Special Committee's investigation into his activities in running the Company's Internet division."

Mr. Bonn is also seeking to remove the Company's poison pill even though the poison pill was adopted in November 2001 by a unanimous vote of the Board of Directors, including both Mr. Bonn and Mr. Weber. Mr. Kreloff stated "It's hard to imagine how Mr. Bonn could vote for the poison pill to protect the shareholders just a few months ago and now that Mr. Bonn and Mr. Weber may have triggered it, they want to take that protection away from the shareholders they are supposed to protect."

Mr. Kreloff also stated, "It is unfortunate that Mr. Bonn and Mr. Weber have chosen to publicly debate the leadership of the Company. While the management and Board may run the Company, the shareholders are the true owners of the Company. I will therefore continue to operate the business, unimpeded by Mr. Bonn's and Mr. Weber's reckless behavior, in a manner that maximizes shareholder value. This will include a thorough investigation of their conduct while managing Interactive Gallery, Inc."

This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements are based on current expectations, estimates and projections made by management. The Company intends for the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements. Words such as "anticipates", "expects", "intends", "plans", "believes", "seeks", "estimates", or variations of such words are intended to identify such forward-looking statements. All forward-looking statements made in this press release are made as of the date hereof, and the Company assumes no obligation to update the forward-looking statements included in this news release whether as a result of new information, future events, or otherwise. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements. Please refer to the Company's Form 10-K and other filings with the SEC for additional information regarding risks and uncertainties, including, but not limited to, the risk factors listed from time to time in such SEC reports. Copies of these filings are available through the SEC's electronic data gathering analysis and retrieval system (EDGAR) at www.sec.gov .

ABOUT NEW FRONTIER MEDIA, INC.

New Frontier Media, Inc. is the fastest growing distributor of Adult Entertainment today. The Company delivers the most extensive lineup of quality programming over the broadest range of electronic means including cable, satellite, Internet, Broadband and video-on-demand.

The Erotic Networks(TM), the umbrella brand for the Company's subscription and pay television subsidiary, provides pay-per-view and subscription TV networks to over 26 million cable, DBS (direct broadcast satellite) and C-band households throughout North America. The Erotic Networks(TM) include Pleasure(TM), TeN(TM), ETC (Erotic Television Clips)(TM), Extasy(TM), True Blue(TM) and X-Cubed(TM). These networks represent the widest variety of editing standards available and are programmed without duplication to offer the most extensive selection of adult network programming under a single corporate umbrella.

IGallery, the Company's Internet subsidiary, is a leader in the adult Internet market serving both the consumer and webmaster markets. IGallery designs and manages its own membership-based web sites for the consumer market. In addition, IGallery offers a wide range of products and services to the webmaster market. IGallery's own Internet network infrastructure enables the delivery of live and on-demand video events to millions of Internet users.

For more information contact Peter Shankman, at (303) 444-0900, extension 330, and please visit our web site at www.noof.com .